Exhibit 2.1

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This First Amendment to the Business Combination Agreement (this “Amendment”) is made and entered into as of December 17, 2024, by and among MGO Global, Inc. (“MGO”), and Heidmar Inc. (“HMI”).

WHEREAS, MGO and HMI are party to that certain Business Combination Agreement, dated June 18, 2024 (the “BCA”);

WHEREAS, Section 13.8 of the BCA permits amendment of the BCA by execution of a written instrument signed by each of MGO and HMI; and

WHEREAS, MGO and HMI, desire to amend the BCA as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, MGO and HMI, intending to be legally bound, hereby agree as follows.

1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to them in the BCA.

2. Amendments to BCA. The BCA is hereby amended and modified in the following manner:

(a) Earnout Shares. Section 2.4 of the BCA is hereby amended as follows.

(i) The clause “for the year ended December 31, 2024” appearing in subsections (b)(i), (ii) and (iii) therein shall be changed to “for the year ended December 31, 2025.”

(ii) Each reference to “2024 Annual Report” therein shall be changed to “2025 Annual Report.”

(iii) Each reference to “2024 Revenue” therein shall be changed to “2025 Revenue.”

(iv) Each reference to “2024 Net Income” therein shall be changed to “2025 Net Income.”

(v) Each reference to “2024 EBITDA” therein shall be changed to “2025 EBITDA.”

(b) Adjustment of MGO Merger Consideration and HMI Share Consideration. Article III of the BCA is hereby amended as follows:

(i) The title of Article III shall be changed to “MERGER CLOSING; SHARE ACQUISITION CLOSING AND CERTAIN ADJUSTMENTS”

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(ii) Section 3.2 is added to the BCA as follows.

3.2 Adjustment of MGO Merger Consideration and HMI Share Consideration. HMI in its sole discretion may, at any time prior to the Closing, adjust both the number of Holdings Shares that each MGO Share will be converted into pursuant to Section 1.6(b) of this Agreement and the number set forth in clause (b) of the definition of HMI Share Consideration, so long as (i) after such adjustment, the aggregate number of Holdings Shares that the MGO Stockholders are entitled to receive pursuant to the terms of this Agreement will not be less than 5.66% of the Holdings Shares that are outstanding immediately after the Closing and (ii) such adjustment does not have a negative impact on the qualification of the Holdings Shares to become listed on Nasdaq.

(c) MGO Share Issuances. Section 8.3(b)(ii) of the BCA is hereby amended and restated in its entirety to read as follows.

(ii) (A) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities (including the MGO Securities) or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its shares or other equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities (including the MGO Securities) or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a Third Party with respect to such securities or (B) enter into any engagement letters in connection with any of the foregoing; provided, that MGO may issue and sell MGO Shares or equity linked securities that are exercisable for or convertible into MGO Shares (but only so long as such equity linked securities have conversion provisions that cause full exercise or conversion of such equity linked securities into MGO Shares on or before the Closing Date) without the consent of HMI under the following conditions: (1) if such issuance and sale occurs on or prior to the record date for the Special Shareholder Meeting (as it may be amended, extended or changed, the “Record Date”), such issuance and sale may occur so long as the Supporting Shareholders shall own after such issuance and sale, in aggregate, no less than 45.0% of the total outstanding MGO Shares entitled to vote at the Special Shareholder Meeting and the Supporting Shareholders vote those shares at the Special Shareholder Meeting pursuant to and in accordance with the Voting and Support Agreements; (2) if such issuance and sale occurs after the Record Date, such issuance and sale may occur without any conditions or regard to the number of MGO Shares sold in such issuance; and (3) in either case, MGO shall provide HMI prompt written notice of such issuance and sale that specifies the number of MGO Shares (x) issued and sold, (y) then held by the Supporting Shareholders and (z) then outstanding in aggregate;

(d) MGO Shareholders. Section 8.17(j) of the BCA is hereby amended and restated in its entirety to read as follows.

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(j) If, at any time prior to the Record Date, the Supporting Shareholders own less than 45.0% of the MGO Shares then issued and outstanding, then MGO will purchase MGO Shares from MGO Shareholders that are not Supporting Shareholders in sufficient quantity such that the Supporting Shareholders will own at least 45.0 of the MGO Shares on the Record Date.

(e) Post-Closing Operation of Americana Liberty. Section 8.27 is added to the BCA as follows.

8.27 Post Closing Operation of Americana Liberty. Prior to the Special Shareholder Meeting, Holdings shall enter into Consulting Agreements with each of the MGO Principals substantially in the form of the Consulting Agreements attached hereto as Exhibits C, D and E. The Parties agree that MGO has delivered to Heidmar and Holdings a budget of expected expenses (the “G&A Budget”) for Americana Liberty, LLC (“Americana Liberty”) attached hereto as Schedule 3, which G&A Budget is reasonably acceptable to Heidmar and Holdings. Following the Closing, the business of Americana Liberty, LLC (“Americana Liberty”) shall be operated in accordance with the Consulting Agreements and the G&A Budget. For at least six months after the Closing Date, neither Holdings, Heidmar nor any of their affiliates, without the consent of each Consultant, shall cause Americana Liberty to pay any costs incurred by Holdings, Heidmar or any of their affiliates (other than Americana Liberty) or withdraw any funds from any bank account held by Americana Liberty, except to pay in the following order (a) MGO Transaction Expenses that are payable to Heidmar and its affiliates that were not paid at Closing; (b) any unpaid MGO Indemnity Payments that are due and payable to any HMI Indemnified Party prior to the Closing under Section 9.2 (c)(i) hereof; (c) the cost of a stand-alone audit of the financial statements of MGO and its subsidiaries for the purpose of Holdings filing such financial statements and audit report with the SEC, if required by SEC rules and regulations; provided, that such expense shall not be greater than $60,000; (d) any expenses or liabilities of Americana Liberty that are 60 days delinquent, and (e) costs directly incurred or liabilities directly created by Holdings or its affiliates on behalf of Americana Liberty that are necessary and approved by one or more of the Consultants, which approval shall not be unreasonably withheld.

(f) D&O Insurance. Section 8.28 is added to the BCA as follows.

8.28 D&O Insurance. Heidmar agrees to reimburse MGO $10,000 at Closing for costs associated with MGO’s extension of its D&O policy.

(g) Nasdaq Fees. Section 8.29 is added to the BCA as follows:

8.29 Nasdaq Fees. Heidmar agrees to reimburse MGO at Closing for the full amount of any fees that MGO has paid to Nasdaq for the 2025 calendar year that Holdings is entitled to receive a credit for pursuant to Nasdaq rules.

(h) Termination. Section 11.1(b) of the BCA is hereby amended such that the date “December 31, 2024” appearing therein shall be changed to “February 10, 2025.”

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(i) Definitions. The following definition is added to Section 14.1 of the BCA.

“Consulting Agreement” Any consulting agreement set forth in Exhibit C, D or E.

(j) Definitions. The following definition is added to Section 14.1 of the BCA.

“Supporting Shareholders” means the MGO Principals and any other MGO Shareholder that signs an agreement with Holdings and MGO that includes binding obligations of such MGO Shareholder consistent in all material respects with those of a “Shareholder” under the Voting and Support Agreements.

(k) Definitions. The following definition in Section 14.1 of the BCA is hereby amended and restated in its entirety to read as follows.

“Permitted Capital Raises” means the offer and sale by MGO of MGO Shares meeting the criteria for issuance without the consent of HMI set forth in Section 8.3(b)(ii)(B).

(l) Section References. The following section references in Section 14.2 of the BCA are hereby amended and restated in their entirety.

(i) “2024 Annual Report…2.4(b)(i)” becomes “2025 Annual Report…2.4(b)(i).”

(ii) “2024 Net Income…2.4(b)(ii)” becomes “2025 Net Income…2.4(b)(ii).”

(iii) “2024 EBITDA…2.4(b)(iii)” becomes “2025 EBITDA…2.4(b)(iii).”

(iv) “2024 Revenue…2.4(b)(i)” becomes “2025 Revenue…2.4(b)(i).”

3. Ratification. Except as modified by this Amendment, the BCA remains unchanged and in full force and effect in its entirety and is hereby ratified and confirmed in all respects. Whenever the BCA is referred to in the BCA or in any other agreements, documents and instruments, such reference shall be deemed to be to the BCA as amended by this Amendment. Notwithstanding the foregoing, references to the date of the BCA, and references to “the date hereof” and “the date of this Agreement” or words of like import shall continue to refer to June 18, 2024.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall be constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by facsimile transmission or portable document format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original agreement for all purposes. Signatures of the parties transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first written above.

MGO GLOBAL INC.

By:	/s/ Maximiliano Ojeda
Name:	Maximiliano Ojeda
Title:	Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]

HEIDMAR INC.

By:	/s/ Pankaj Khanna
Name:	Pankaj Khanna
Title:	Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]

Exhibit C to the BCA

OJEDA CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of ____, 2024 (the “Effective Date”), by and among AMERICANA LIBERTY, LLC, a Delaware limited liability company (the “Company”), HEIDMAR MARITIME HOLDINGS CORP., a company organized under the laws of the Marshall Islands and the indirect parent of the Company (“Parent”) and Maximiliano Ojeda, (the “Consultant”), collectively referred hereto as the “Parties,” and individually as the “Party”.

WHEREAS, MGO Global Inc., a Delaware Corporation and direct parent of the Company (“MGO”) has consummated a business combination transaction (the “Transaction”) with Heidmar, Inc. (“Heidmar”), pursuant to the terms of a Business Combination Agreement and Plan of Merger dated June 18, 2024 under which MGO and Heidmar became wholly owned subsidiaries of Parent (as amended, the “Business Combination Agreement”);

WHEREAS, the Parent desires to engage the Consultant to provide certain consulting services to the Company after the closing of the Transaction pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	SERVICES.

1.1. The Company hereby engages the Consultant, and Consultant hereby accepts such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

1.2. Consultant shall provide to the Company the services set forth in Schedule 1 attached hereto (the “Services”).

1.3. As set forth in Schedule 1, the Company shall provide Consultant with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. Unless otherwise specified in Schedule 1, Consultant shall furnish, at his own expense, the materials, equipment, and other resources necessary to perform the Services.

1.4. Consultant shall comply with all third-party access rules and procedures communicated to the Consultant in writing by the Company, including those related to safety, security, and confidentiality.

2.	TERM. The term of this Agreement shall commence on the date of the closing of the Transaction (the “Closing”) and shall continue for a period of at least six months and then on a month to month basis, unless terminated in accordance with Section 8 of the Agreement (the “Term”).

3.	FEES AND EXPENSES.

3.1. As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay Consultant a consulting fee, the amount, payment terms and conditions of which are described in the Schedule 1 to this Agreement. Consultant acknowledges that Consultant will receive an IRS Form 1099-NEC from the Company, and that Consultant shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2. The Consultant hereby acknowledges and agrees that neither Heidmar, Parent, nor any other affiliate of the Company is or will be obligated to guarantee or otherwise provide financial support for the Company’s obligations or liabilities to Consultant, including without limitation the Company’s obligations to the Consultant under this Section 3.1, and the Consultant agrees that it shall not make any claim against the Company, Heidmar, Parent, or any other affiliate of the Company for any amount payable to the Consultant under this Section 3.1 or under any other provision of this Agreement.

4.	RELATIONSHIP OF THE PARTIES.

4.1. Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold himself out as having authority) to bind the Company and Consultant shall not make any agreements or representations on the Company’s behalf without the prior written consent of the Parent. Consultant shall not (a) make any payments on the Company’s behalf without the prior written consent of the Parent or (b) permit the Company to incur any liabilities that are in excess of those set forth in the G&A Budget delivered to the Parent pursuant to the terms of the Business Combination Agreement.

4.2. Without limiting Section 4.1, Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Consultant in connection with the performance of the Services shall be Consultant’s employees or contractors and Consultant shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

5.	CONFIDENTIALITY.

5.1. Consultant acknowledge that Consultant will have access to information that is treated as confidential and proprietary by the Company and its affiliates, including without limitation the existence and terms of this Agreement, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that Consultant accesses or develops in connection with the Services, including but not limited to any Work Product, shall be subject to the terms and conditions of this clause. Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Parent in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Consultant shall notify the Company immediately in the event Consultant becomes aware of any loss or disclosure of any Confidential Information.

5.2. Confidential Information shall not include information that:

(a) is or becomes generally available to the public other than through Consultant’s breach of this Agreement; or

(b) is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information.

5.3. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Consultant agrees to provide written notice of any such order to an authorized officer of the Parent within 24 hours of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

6.	REPRESENTATIONS AND WARRANTIES.

6.1. Consultant represents and warrants to the Company and Parent that:

(a) Consultant has the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of Consultant’s obligations in this Agreement;

(b) Consultant’s entering into this Agreement with the Company and Consultant’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Consultant is subject;

(c) Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services, and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

(d) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services;

(e) Consultant shall refrain from any disparagement, defamation, libel or slander of the Company and Parent and their affiliates, and agrees to refrain from any tortious interference with the contracts and relationships of the Company and Parent and their affiliates;

(f) the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; and

(g) all Work Product is and shall be Consultant’s original work (except for material in the public domain or provided by the Company) and does not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity.

6.2. The Company hereby represents and warrants to the Consultant that:

(a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b) the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action; and

(c) Company and Parent shall refrain from any disparagement, defamation, libel or slander of the Consultant, and agrees to refrain from any tortious interference with the contracts and relationships of the Consultant.

7.	INDEMNIFICATION.

7.1. Consultant shall defend, indemnify, and hold harmless the Company, the Parent, their affiliates and each of their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from:

(a) bodily injury, death of any person, or damage to real or tangible personal property resulting from Consultant’s acts or omissions;

(b) Consultant’s gross negligence or willful misconduct; or

(c) Consultant’s breach of any representation, warranty, or obligation under this Agreement.

7.2. The Company’s sole source of satisfaction of such indemnity (in whole or in part) is by way of deduction from any payment due to the Consultant, other than in the case of willful misconduct or gross negligence of the Consultant.

8.	TERMINATION.

8.1. Consultant or the Parent (on behalf of the Company) may terminate this Agreement without cause upon 30 calendar days’ written notice to the other party.

8.2. Consultant or the Parent (on behalf of the Company) may terminate this Agreement, effective immediately upon written notice to the other party, if the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within 30 calendar days after receipt of written notice of such breach.

8.3. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, Consultant shall, 5 calendar days after such expiration or termination:

(a) deliver to the Company all Deliverables (whether complete or incomplete) and all materials, equipment, and other property provided for Consultant’s use by the Company;

(b) deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Confidential Information;

(c) permanently erase all of the Confidential Information from Consultant’s computer systems; and

(d) certify in writing to the Company that Consultant has complied with the requirements of this clause.

8.4. The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 8, and Section 10 shall survive the expiration or termination of this Agreement.

9.	ASSIGNMENT. Consultant shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns.

10.	GOVERNING LAW, JURISDICTION, AND VENUE. All matters relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City and County of the Company, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE ASSIGNMENT, OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT, THE OTHER ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

11.	MISCELLANEOUS.

11.1. Consultant shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

11.2. Each Party to this Agreement shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each Party to this Agreement shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email (with confirmation of transmission and no notice of lack of delivery or receipt), or certified or registered mail (in each case, return receipt requested, postage prepaid.). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section.

If to the Company:	Americana Liberty LLC 1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, FL 33346 T: 917-592-0076 E: MGO@mgoteam.com with a copy to (which shall not constitute notice):

Heidmar Maritime Holdings Corp.

89 Akti Miaouli

Piraeus 18538, Greece

Attn: Pankaj Khanna

T: +30 216-002-4900

E: pankaj.khanna@heidmar.com

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attn: Keith Billotti

T: (212) 574-1274

E: billotti@sewkis.com

If to the Consultant:	Maximiliano Ojeda [*] T: [*] E: [*]

11.3. This Agreement, together with any other documents incorporated herein by reference, including related exhibits and schedules, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

11.4. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

11.5. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.6. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

CONSULTANT:

By	(Sign Here)
Name:	Maximiliano Ojeda

COMPANY:

AMERICANA LIBERTY, LLC

By:	(Sign Here)
Name:	Maximiliano Ojeda
Title:	Manager

PARENT:

HEIDMAR MARITIME HOLDINGS CORP.

By:	(Sign Here)
Name:
Title:

SCHEDULE 1

Services (description):	Consultant (i) shall serve as the Chief Executive Officer of the Company with responsibilities, duties and authority customary for such position, subject to direction by the Chief Executive Officer of Parent (the “CEO”); (ii) shall report directly to the CEO; (iii) shall devote substantially all Consultant’s working time and efforts to the business and affairs of the Company and its subsidiaries; and (iv) agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time. In addition, as of the Effective Date, the Consultant shall retain his appointment as sole Manager of the Company during the term of this Agreement.

Consulting Fee and Payment Terms:

Consultant shall receive compensation in the amounts and on the schedule set forth in Schedule 2 attached hereto (the “Fee”); provided, that the Consultant shall only be paid the Fee if (a) the cash on hand at the Company (net of short term liabilities) at Closing plus the Cash Flow that the Company has generated since the Closing (collectively, the “Available Cash”) exceeds (b) the Fees paid or payable since the Closing to Consultant and any other consultant party to a substantially similar agreement with the Company (collectively, “Consulting Fees”). For purposes of this provision, “Cash Flow” shall mean the Company’s net income from continuing operations, without deducting for any Consulting Fees but including as an expense all reasonable and customary overhead or indirect costs allocated to the Company by Parent or any affiliate of the Parent since the Closing. Any Fee (or portion of any Fee) not paid to Consultant in a given month due to insufficient Available Cash shall be payable in any future month in which there is sufficient Available Cash; provided, that no Fees unpaid due to insufficient Available Cash shall be payable upon any Termination of this Agreement.

In addition, the Consultant shall be reimbursed for a monthly automobile allowance of $1,000; and all reasonable, documented, out-of-pocket travel and other business expenses incurred by the Consultant in the performance of the Consultant’s duties to the Company, all payable monthly on the same date as the payment of the Fee.

SCHEDULE 2

Maximiliano Ojeda

2025 Consulting Fee and Benefits Payment Dates

Benefits Payable Monthly at End of Month
Dental	$59.92
Medical	$403.27
Vision	$7.52
Life Insurance	$423.05
Disability	$460.54
Car Allowance	$1,000.00
$2,354.30

Cash Compensation and Payment Dates
1/17/2025	Payroll	$12,500.00
1/31/2025	Payroll	$12,500.00
1/31/2025	Benefits	$2,354.30
2/14/2025	Payroll	$12,500.00
2/28/2025	Payroll	$12,500.00
2/28/2025	Benefits	$2,354.30
3/14/2025	Payroll	$12,500.00
3/28/2025	Payroll	$12,500.00
3/31/2025	Benefits	$2,354.30
4/11/2025	Payroll	$12,500.00
4/25/2025	Payroll	$12,500.00
4/30/2025	Benefits	$2,354.30
5/9/2025	Payroll	$12,500.00
5/23/2025	Payroll	$12,500.00
5/31/2025	Benefits	$2,354.30
6/6/2025	Payroll	$12,500.00
6/20/2025	Payroll	$12,500.00
6/30/2025	Benefits	$2,354.30
7/4/2025	Payroll	$12,500.00

Exhibit D to the BCA

HILFIGER CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of ____, 2024 (the “Effective Date”), by and among AMERICANA LIBERTY, LLC, a Delaware limited liability company (the “Company”), HEIDMAR MARITIME HOLDINGS CORP., a company organized under the laws of the Marshall Islands and the indirect parent of the Company (“Parent”) and Virginia Hilfiger (the “Consultant”), collectively referred hereto as the “Parties,” and individually as the “Party”.

WHEREAS, MGO Global Inc., a Delaware Corporation and direct parent of the Company (“MGO”) has consummated a business combination transaction (the “Transaction”) with Heidmar, Inc. (“Heidmar”), pursuant to the terms of a Business Combination Agreement and Plan of Merger dated June 18, 2024 under which MGO and Heidmar became wholly owned subsidiaries of Parent (as amended, the “Business Combination Agreement”);

WHEREAS, the Parent desires to engage the Consultant to provide certain consulting services to the Company after the closing of the Transaction pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

12.	SERVICES.

12.1. The Company hereby engages the Consultant, and Consultant hereby accepts such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

12.2. Consultant shall provide to the Company the services set forth in Schedule 1 attached hereto (the “Services”).

12.3. As set forth in Schedule 1, the Company shall provide Consultant with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. Unless otherwise specified in Schedule 1, Consultant shall furnish, at her own expense, the materials, equipment, and other resources necessary to perform the Services.

12.4. Consultant shall comply with all third-party access rules and procedures communicated to the Consultant in writing by the Company, including those related to safety, security, and confidentiality.

13.	TERM. The term of this Agreement shall commence on the date of the closing of the Transaction (the “Closing”) and shall continue for a period of at least six months and then on a month to month basis, unless terminated in accordance with Section 8 of the Agreement (the “Term”).

14.	FEES AND EXPENSES.

14.1. As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay Consultant a consulting fee, the amount, payment terms and conditions of which are described in the Schedule 1 to this Agreement. Consultant acknowledges that Consultant will receive an IRS Form 1099-NEC from the Company, and that Consultant shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2. The Consultant hereby acknowledges and agrees that neither Heidmar, Parent, nor any other affiliate of the Company is or will be obligated to guarantee or otherwise provide financial support for the Company’s obligations or liabilities to Consultant, including without limitation the Company’s obligations to the Consultant under this Section 3.1, and the Consultant agrees that it shall not make any claim against the Company, Heidmar, Parent, or any other affiliate of the Company for any amount payable to the Consultant under this Section 3.1 or under any other provision of this Agreement.

15.	RELATIONSHIP OF THE PARTIES.

15.1. Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold herself out as having authority) to bind the Company and Consultant shall not make any agreements or representations on the Company’s behalf without the prior written consent of the Parent. Consultant shall not (a) make any payments on the Company’s behalf without the prior written consent of the Parent or (b) permit the Company to incur any liabilities that are in excess of those set forth in the G&A Budget delivered to the Parent pursuant to the terms of the Business Combination Agreement.

15.2. Without limiting Section 4.1, Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Consultant in connection with the performance of the Services shall be Consultant’s employees or contractors and Consultant shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

16.	CONFIDENTIALITY.

16.1. Consultant acknowledge that Consultant will have access to information that is treated as confidential and proprietary by the Company and its affiliates, including without limitation the existence and terms of this Agreement, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that Consultant accesses or develops in connection with the Services, including but not limited to any Work Product, shall be subject to the terms and conditions of this clause. Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Parent in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Consultant shall notify the Company immediately in the event Consultant becomes aware of any loss or disclosure of any Confidential Information.

16.2. Confidential Information shall not include information that:

(a) is or becomes generally available to the public other than through Consultant’s breach of this Agreement; or

(b) is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information.

16.3. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Consultant agrees to provide written notice of any such order to an authorized officer of the Parent within 24 hours of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

17.	REPRESENTATIONS AND WARRANTIES.

17.1. Consultant represents and warrants to the Company and Parent that:

(a) Consultant has the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of Consultant’s obligations in this Agreement;

(b) Consultant’s entering into this Agreement with the Company and Consultant’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Consultant is subject;

(c) Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services, and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

(d) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services;

(e) Consultant shall refrain from any disparagement, defamation, libel or slander of the Company and Parent and their affiliates, and agrees to refrain from any tortious interference with the contracts and relationships of the Company and Parent and their affiliates;

(f) the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; and

(g) all Work Product is and shall be Consultant’s original work (except for material in the public domain or provided by the Company) and does not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity.

17.2. The Company hereby represents and warrants to the Consultant that:

(a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b) the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action; and

(c) Company and Parent shall refrain from any disparagement, defamation, libel or slander of the Consultant, and agrees to refrain from any tortious interference with the contracts and relationships of the Consultant.

18.	INDEMNIFICATION.

18.1. Consultant shall defend, indemnify, and hold harmless the Company, the Parent, their affiliates and each of their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from:

(a) bodily injury, death of any person, or damage to real or tangible personal property resulting from Consultant’s acts or omissions;

(b) Consultant’s gross negligence or willful misconduct; or

(c) Consultant’s breach of any representation, warranty, or obligation under this Agreement.

18.2. The Company’s sole source of satisfaction of such indemnity (in whole or in part) is by way of deduction from any payment due to the Consultant, other than in the case of willful misconduct or gross negligence of the Consultant.

19.	TERMINATION.

19.1. Consultant or the Parent (on behalf of the Company) may terminate this Agreement without cause upon 30 calendar days’ written notice to the other party.

19.2. Consultant or the Parent (on behalf of the Company) may terminate this Agreement, effective immediately upon written notice to the other party, if the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within 30 calendar days after receipt of written notice of such breach.

19.3. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, Consultant shall, 5 calendar days after such expiration or termination:

(a) deliver to the Company all Deliverables (whether complete or incomplete) and all materials, equipment, and other property provided for Consultant’s use by the Company;

(b) deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Confidential Information;

(c) permanently erase all of the Confidential Information from Consultant’s computer systems; and

(d) certify in writing to the Company that Consultant has complied with the requirements of this clause.

19.4. The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 8, and Section 10 shall survive the expiration or termination of this Agreement.

20.	ASSIGNMENT. Consultant shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns.

21.	GOVERNING LAW, JURISDICTION, AND VENUE. All matters relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City and County of the Company, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.

1.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE ASSIGNMENT, OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT, THE OTHER ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22.	MISCELLANEOUS.

22.1. Consultant shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

22.2. Each Party to this Agreement shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each Party to this Agreement shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email (with confirmation of transmission and no notice of lack of delivery or receipt), or certified or registered mail (in each case, return receipt requested, postage prepaid.). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section.

If to the Company:	Americana Liberty LLC 1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, FL 33346 T: 917-592-0076 E: MGO@mgoteam.com with a copy to (which shall not constitute notice):

Heidmar Maritime Holdings Corp.

89 Akti Miaouli

Piraeus 18538, Greece

Attn: Pankaj Khanna

T: +30 216-002-4900

E: pankaj.khanna@heidmar.com

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attn: Keith Billotti

T: (212) 574-1274

E: billotti@sewkis.com

If to the Consultant:	Virginia Hilfiger [*] T: [*] E: [*]

22.3. This Agreement, together with any other documents incorporated herein by reference, including related exhibits and schedules, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

22.4. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

22.5. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

22.6. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

CONSULTANT:

By	(Sign Here)
Name:	Virginia Hilfiger

COMPANY:

AMERICANA LIBERTY, LLC

By:	(Sign Here)
Name:	Maximiliano Ojeda
Title:	Manager

PARENT:

HEIDMAR MARITIME HOLDINGS CORP.

By:	(Sign Here)
Name:
Title:

SCHEDULE 1

Services (description):	Consultant (i) shall serve as the Chief Brand Officer of the Company with responsibilities, duties and authority customary for such position, subject to direction by the Chief Executive Officer of Parent (the “CEO”); (ii) shall report directly to the CEO; (iii) shall devote substantially all Consultant’s working time and efforts to the business and affairs of the Company and its subsidiaries; and (iv) agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time.

Consulting Fee and Payment Terms:

Consultant shall receive compensation in the amounts and on the schedule set forth in Schedule 2 attached hereto (the “Fee”); provided, that the Consultant shall only be paid the Fee if (a) the cash on hand at the Company (net of short term liabilities) at Closing plus the Cash Flow that the Company has generated since the Closing (collectively, the “Available Cash”) exceeds (b) the Fees paid or payable since the Closing to Consultant and any other consultant party to a substantially similar agreement with the Company (collectively, “Consulting Fees”). For purposes of this provision, “Cash Flow” shall mean the Company’s net income from continuing operations, without deducting for any Consulting Fees but including as an expense all reasonable and customary overhead or indirect costs allocated to the Company by Parent or any affiliate of the Parent since the Closing. Any Fee (or portion of any Fee) not paid to Consultant in a given month due to insufficient Available Cash shall be payable in any future month in which there is sufficient Available Cash; provided, that no Fees unpaid due to insufficient Available Cash shall be payable upon any Termination of this Agreement.

In addition, the Consultant shall be reimbursed for a monthly automobile allowance of $1,000; and all reasonable, documented, out-of-pocket travel and other business expenses incurred by the Consultant in the performance of the Consultant’s duties to the Company, all payable monthly on the same date as the payment of the Fee.

SCHEDULE 2

Virginia Hilfiger

2025 Consulting Fee and Benefits Payment Dates

Benefits Payable Monthly at End of Month
Dental	$49.77
Medical	$686.49
Vision	$7.52
Life Insurance	$285.00
Disability	$688.78
Car Allowance	$1,000.00
$2,717.56

Cash Compensation and Payment Dates
1/17/2025	Payroll	$9,615.38
1/31/2025	Payroll	$9,615.38
1/31/2025	Benefits	$2,717.56
2/14/2025	Payroll	$9,615.38
2/28/2025	Payroll	$9,615.38
2/28/2025	Benefits	$2,717.56
3/14/2025	Payroll	$9,615.38
3/28/2025	Payroll	$9,615.38
3/31/2025	Benefits	$2,717.56
4/11/2025	Payroll	$9,615.38
4/25/2025	Payroll	$9,615.38
4/30/2025	Benefits	$2,717.56
5/9/2025	Payroll	$9,615.38
5/23/2025	Payroll	$9,615.38
5/31/2025	Benefits	$2,717.56
6/6/2025	Payroll	$9,615.38
6/20/2025	Payroll	$9,615.38
6/30/2025	Benefits	$2,717.56
7/4/2025	Payroll	$9,615.38

Exhibit E to the BCA

GROVES CONSULTING AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of ____, 2024 (the “Effective Date”), by and among AMERICANA LIBERTY, LLC, a Delaware limited liability company (the “Company”), HEIDMAR MARITIME HOLDINGS CORP., a company organized under the laws of the Marshall Islands and the indirect parent of the Company (“Parent”) and Julian Groves (the “Consultant”), collectively referred hereto as the “Parties,” and individually as the “Party”.

WHEREAS, MGO Global Inc., a Delaware Corporation and direct parent of the Company (“MGO”) has consummated a business combination transaction (the “Transaction”) with Heidmar, Inc. (“Heidmar”), pursuant to the terms of a Business Combination Agreement and Plan of Merger dated June 18, 2024 under which MGO and Heidmar became wholly owned subsidiaries of Parent (as amended, the “Business Combination Agreement”);

WHEREAS, the Parent desires to engage the Consultant to provide certain consulting services to the Company after the closing of the Transaction pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

23.	SERVICES.

23.1. The Company hereby engages the Consultant, and Consultant hereby accepts such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement.

23.2. Consultant shall provide to the Company the services set forth in Schedule 1 attached hereto (the “Services”).

23.3. As set forth in Schedule 1, the Company shall provide Consultant with access to its premises, materials, information, and systems to the extent necessary for the performance of the Services. Unless otherwise specified in Schedule 1, Consultant shall furnish, at his own expense, the materials, equipment, and other resources necessary to perform the Services.

23.4. Consultant shall comply with all third-party access rules and procedures communicated to the Consultant in writing by the Company, including those related to safety, security, and confidentiality.

24.	TERM. The term of this Agreement shall commence on the date of the closing of the Transaction (the “Closing”) and shall continue for a period of at least six months and then on a month to month basis, unless terminated in accordance with Section 8 of the Agreement (the “Term”).

25.	FEES AND EXPENSES.

25.1. As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall pay Consultant a consulting fee, the amount, payment terms and conditions of which are described in the Schedule 1 to this Agreement. Consultant acknowledges that Consultant will receive an IRS Form 1099-NEC from the Company, and that Consultant shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2. The Consultant hereby acknowledges and agrees that neither Heidmar, Parent, nor any other affiliate of the Company is or will be obligated to guarantee or otherwise provide financial support for the Company’s obligations or liabilities to Consultant, including without limitation the Company’s obligations to the Consultant under this Section 3.1, and the Consultant agrees that it shall not make any claim against the Company, Heidmar, Parent, or any other affiliate of the Company for any amount payable to the Consultant under this Section 3.1 or under any other provision of this Agreement.

26.	RELATIONSHIP OF THE PARTIES.

26.1. Consultant is an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between Consultant and the Company for any purpose. Consultant has no authority (and shall not hold himself out as having authority) to bind the Company and Consultant shall not make any agreements or representations on the Company’s behalf without the prior written consent of the Parent. Consultant shall not (a) make any payments on the Company’s behalf without the prior written consent of the Parent or (b) permit the Company to incur any liabilities that are in excess of those set forth in the G&A Budget delivered to the Parent pursuant to the terms of the Business Combination Agreement.

26.2. Without limiting Section 4.1, Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by Consultant in connection with the performance of the Services shall be Consultant’s employees or contractors and Consultant shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee or contractor.

27.	CONFIDENTIALITY.

27.1. Consultant acknowledge that Consultant will have access to information that is treated as confidential and proprietary by the Company and its affiliates, including without limitation the existence and terms of this Agreement, trade secrets, technology, and information pertaining to business operations and strategies, customers, pricing, marketing, finances, sourcing, personnel, or operations of the Company, its affiliates, or their suppliers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the “Confidential Information”). Any Confidential Information that Consultant accesses or develops in connection with the Services, including but not limited to any Work Product, shall be subject to the terms and conditions of this clause. Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Parent in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. Consultant shall notify the Company immediately in the event Consultant becomes aware of any loss or disclosure of any Confidential Information.

27.2. Confidential Information shall not include information that:

(a) is or becomes generally available to the public other than through Consultant’s breach of this Agreement; or

(b) is communicated to Consultant by a third party that had no confidentiality obligations with respect to such information.

27.3. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Consultant agrees to provide written notice of any such order to an authorized officer of the Parent within 24 hours of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion.

28.	REPRESENTATIONS AND WARRANTIES.

28.1. Consultant represents and warrants to the Company and Parent that:

(a) Consultant has the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of Consultant’s obligations in this Agreement;

(b) Consultant’s entering into this Agreement with the Company and Consultant’s performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which Consultant is subject;

(c) Consultant has the required skill, experience, and qualifications to perform the Services, Consultant shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services, and Consultant shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner;

(d) Consultant shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, including by maintaining all licenses, permits, and registrations required to perform the Services;

(e) Consultant shall refrain from any disparagement, defamation, libel or slander of the Company and Parent and their affiliates, and agrees to refrain from any tortious interference with the contracts and relationships of the Company and Parent and their affiliates;

(f) the Company will receive good and valid title to all Work Product, free and clear of all encumbrances and liens of any kind; and

(g) all Work Product is and shall be Consultant’s original work (except for material in the public domain or provided by the Company) and does not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity.

28.2. The Company hereby represents and warrants to the Consultant that:

(a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b) the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate action; and

(c) Company and Parent shall refrain from any disparagement, defamation, libel or slander of the Consultant, and agrees to refrain from any tortious interference with the contracts and relationships of the Consultant.

29.	INDEMNIFICATION.

29.1. Consultant shall defend, indemnify, and hold harmless the Company, the Parent, their affiliates and each of their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from:

(a) bodily injury, death of any person, or damage to real or tangible personal property resulting from Consultant’s acts or omissions;

(b) Consultant’s gross negligence or willful misconduct; or

(c) Consultant’s breach of any representation, warranty, or obligation under this Agreement.

29.2. The Company’s sole source of satisfaction of such indemnity (in whole or in part) is by way of deduction from any payment due to the Consultant, other than in the case of willful misconduct or gross negligence of the Consultant.

30.	TERMINATION.

30.1. Consultant or the Parent (on behalf of the Company) may terminate this Agreement without cause upon 30 calendar days’ written notice to the other party.

30.2. Consultant or the Parent (on behalf of the Company) may terminate this Agreement, effective immediately upon written notice to the other party, if the other party materially breaches this Agreement, and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within 30 calendar days after receipt of written notice of such breach.

30.3. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, Consultant shall, 5 calendar days after such expiration or termination:

(a) deliver to the Company all Deliverables (whether complete or incomplete) and all materials, equipment, and other property provided for Consultant’s use by the Company;

(b) deliver to the Company all tangible documents and other media, including any copies, containing, reflecting, incorporating, or based on the Confidential Information;

(c) permanently erase all of the Confidential Information from Consultant’s computer systems; and

(d) certify in writing to the Company that Consultant has complied with the requirements of this clause.

30.4. The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 8, and Section 10 shall survive the expiration or termination of this Agreement.

31.	ASSIGNMENT. Consultant shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns.

32.	GOVERNING LAW, JURISDICTION, AND VENUE. All matters relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction). Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City and County of the Company, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.

2.	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE ASSIGNMENT, OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT, THE OTHER ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

33.	MISCELLANEOUS.

33.1. Consultant shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

33.2. Each Party to this Agreement shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each Party to this Agreement shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email (with confirmation of transmission and no notice of lack of delivery or receipt), or certified or registered mail (in each case, return receipt requested, postage prepaid.). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section.

If to the Company:	Americana Liberty LLC 1515 SE 17th Street, Suite 121/#460236 Fort Lauderdale, FL 33346 T: 917-592-0076 E: MGO@mgoteam.com with a copy to (which shall not constitute notice):

Heidmar Maritime Holdings Corp.

89 Akti Miaouli

Piraeus 18538, Greece

Attn: Pankaj Khanna

T: +30 216-002-4900

E: pankaj.khanna@heidmar.com

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attn: Keith Billotti

T: (212) 574-1274

E: billotti@sewkis.com

If to the Consultant:	Julian Groves [*] T: [*]

33.3. This Agreement, together with any other documents incorporated herein by reference, including related exhibits and schedules, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

33.4. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance.

33.5. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

33.6. This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

CONSULTANT:

By	(Sign Here)
Name:	Julian Groves

COMPANY:

AMERICANA LIBERTY, LLC

By:	(Sign Here)
Name:	Maximiliano Ojeda
Title:	Manager

PARENT:

HEIDMAR MARITIME HOLDINGS CORP.

By:	(Sign Here)
Name:
Title:

SCHEDULE 1

Services (description):	Consultant (i) shall serve as the Chief Operating Officer of the Company with responsibilities, duties and authority customary for such position, subject to direction by the Chief Executive Officer of Parent (the “CEO”); (ii) shall report directly to the CEO; (iii) shall devote substantially all Consultant’s working time and efforts to the business and affairs of the Company and its subsidiaries; and (iv) agrees to observe and comply with the Company’s rules and policies as adopted by the Company from time to time.

Consulting Fee and Payment Terms:

Consultant shall receive compensation in the amounts and on the schedule set forth in Schedule 2 attached hereto (the “Fee”); provided, that the Consultant shall only be paid the Fee if (a) the cash on hand at the Company (net of short term liabilities) at Closing plus the Cash Flow that the Company has generated since the Closing (collectively, the “Available Cash”) exceeds (b) the Fees paid or payable since the Closing to Consultant and any other consultant party to a substantially similar agreement with the Company (collectively, “Consulting Fees”). For purposes of this provision, “Cash Flow” shall mean the Company’s net income from continuing operations, without deducting for any Consulting Fees but including as an expense all reasonable and customary overhead or indirect costs allocated to the Company by Parent or any affiliate of the Parent since the Closing. Any Fee (or portion of any Fee) not paid to Consultant in a given month due to insufficient Available Cash shall be payable in any future month in which there is sufficient Available Cash; provided, that no Fees unpaid due to insufficient Available Cash shall be payable upon any Termination of this Agreement.

In addition, the Consultant shall be reimbursed for a monthly automobile allowance of $1,000; and all reasonable, documented, out-of-pocket travel and other business expenses incurred by the Consultant in the performance of the Consultant’s duties to the Company, all payable monthly on the same date as the payment of the Fee.

SCHEDULE 2

Julian Groves

2025 Consulting Fee and Benefits Payment Dates

Benefits Payable Monthly at End of Month
Dental	$54.00
Medical	$545.00
Vision	$7.52
Life Insurance	$833.33
Disability
Car Allowance	$1,000.00
$2,439.85

Cash Compensation and Payment Dates
1/17/2025	Payroll	$9,615.38
1/31/2025	Payroll	$9,615.38
1/31/2025	Benefits	$2,439.85
2/14/2025	Payroll	$9,615.38
2/28/2025	Payroll	$9,615.38
2/28/2025	Benefits	$2,439.85
3/14/2025	Payroll	$9,615.38
3/28/2025	Payroll	$9,615.38
3/31/2025	Benefits	$2,439.85
4/11/2025	Payroll	$9,615.38
4/25/2025	Payroll	$9,615.38
4/30/2025	Benefits	$2,439.85
5/9/2025	Payroll	$9,615.38
5/23/2025	Payroll	$9,615.38
5/31/2025	Benefits	$2,439.85
6/6/2025	Payroll	$9,615.38
6/20/2025	Payroll	$9,615.38
6/30/2025	Benefits	$2,439.85
7/4/2025	Payroll	$9,615.38

Schedule 3

[Signature Page to First Amendment to Business Combination Agreement]